Exhibit 10.1

THIRTEENTH AMENDMENT

OF

ENTEGRIS, INC.

401(k) SAVINGS AND PROFIT SHARING PLAN

(2005 Restatement)

Entegris, Inc., a Delaware corporation, has heretofore established and maintains a profit sharing plan (the “Plan”) which, in most recent amended and restated form, is embodied in a document effective August 5, 2005, and entitled “ENTEGRIS, INC. 401(k) SAVINGS AND PROFIT SHARING PLAN (2005 Restatement),” as amended by twelve amendments (collectively, the “Plan Statement”). The Plan Statement is hereby further amended in the following respect:

1. COMPLIANCE WITH HEART ACT. Effective January 1, 2009, Section 1.2 of the Plan Statement shall be amended to read in full as follows:

1.2. Compliance With Uniformed Services Employment and Reemployment Rights Act of 1994 and Heroes Earnings Assistance and Relief Tax Act of 2008. Effective for veterans rehired on or after December 12, 1994, and notwithstanding any provision of the Plan Statement to the contrary, contributions, benefits or service credits, if any, will be provided in accordance with section 414(u) of the Code. Effective January 1, 2009, and notwithstanding any provision of the Plan Statement to the contrary, (i) differential pay (as defined in section 3401(h)(2) of the Code) shall be included in compensation that is used to determine benefits, and (ii) the death after 2006 of a Participant during qualified military service (as defined in section 414(u)(5) of the Code) will be treated as death while in the employment of the Employer and all Affiliates for purposes of any benefits (other than benefit accruals related to the period of qualified military service) to which the Participant’s survivors would have been entitled had the Participant resumed employment and then terminated employment on account of death.

2. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.